Exhibit 99.1


Contacts: For media - Dan McCarthy, 610-774-5758
          For financial analysts - Tim Paukovits, 610-774-4124
          PPL Corporation
          Two North Ninth St.
          Allentown, PA 18101
          Fax 610-774-5281

       PPL REPORTS INCREASED FIRST-QUARTER RESULTS COMPARED TO A YEAR AGO;
       -------------------------------------------------------------------
                      REAFFIRMS EARNINGS FORECASTS FOR 2003
                      -------------------------------------

          ALLENTOWN, Pa. (April 29, 2003) - PPL Corporation (NYSE: PPL) today announced increases in both reported earnings and earnings from core operations for the first quarter of 2003 compared to a year ago.

          Reported earnings for the first quarter of 2003 were $1.43 per share. A year ago, PPL reported a loss per share of $0.02 due primarily to a non-cash charge related to changes in accounting rules for goodwill that affected its Latin American investments. PPL's first-quarter 2003 earnings benefited from an unusual item of $0.37 per share due to the adoption of a new accounting rule addressing asset retirement obligations.

          Income from core operations, which excludes unusual items, was $1.06 per share in the first quarter of 2003, an increase of about 3 percent over the $1.03 per share reported for the first quarter of 2002.

          "The major ingredient in our continued success remains the effective operation of power plants in key U.S. markets with favorable long-term contracts for both the electricity produced and the fuel needed to run the plants," said William F. Hecht, PPL chairman, president and chief executive officer. "This managed-risk approach to electricity marketing is buttressed by the cost-effective performance of our electricity delivery businesses.

          "Despite much higher natural gas and oil costs at some of our power plants, PPL's hedging strategy continued to work as designed during the first quarter," said Hecht. "As a result of our effective management of price and fuel risks, our first-quarter performance keeps us on track to achieve long-term, steady growth and profitability."

          Hecht said PPL's strategic balancing of generation, marketing and delivery was instrumental in its first-quarter success. Although PPL's electricity sales margins in the Northeastern United States were lower than in the first quarter of 2002, that shortfall was more than overcome by strong performance in the company's electricity delivery businesses.

          "Excellent results from our highly efficient electricity delivery businesses in the Northeastern United States and in the United Kingdom allowed us to improve our core earnings over last year," Hecht said. "In addition, we recognized increased margins from our operations in Montana, which resulted from higher average sales prices and an increase in the volume of wholesale energy sales."

          Hecht said PPL's first-quarter earnings also benefited from reduced interest expense due primarily to the voluntary retirement of higher-cost debt. These benefits were offset by the dilutive effects of additional shares of common stock outstanding and lower pension income. In September of 2002, PPL issued $500 million of common stock in a public offering. During the fourth quarter of 2002, the company issued an additional $41 million through its structured equity shelf program.

2


          PPL also announced that it has increased the amount of its planned 2003 common stock issuance from $300 million to $400 million. So far in 2003, PPL has issued about $100 million under its structured equity shelf and dividend reinvestment programs.

          Hecht said PPL remains on track to meet previously stated 2003 earnings forecasts of $3.75 to $4.05 per share for reported earnings and $3.45 to $3.75 per share in income from core operations. The company also is reaffirming its long-term forecast of a 5 percent to 8 percent compound annual growth rate based on 2002 earnings from core operations of $3.54 per share.

          The difference between the 2003 forecast for reported earnings and the forecast of earnings from core operations reflects two unusual items resulting from changes in accounting rules. These items are expected to provide a net benefit to earnings of about $0.30 per share in 2003. The adoption, in the first quarter, of a new accounting rule addressing asset retirement obligations (a credit to earnings of $0.37 per share) is expected to be partially offset in the third quarter by the addition to the company's balance sheet of power plant financing arrangements that were reflected as operating leases in prior years (a charge to earnings of about $0.07 per share).

          PPL's reported earnings per share for the 12 months ended March 31, 2003, were $2.86, compared to a loss of $0.31 per share for the same period of 2002.

          Income from core operations for the 12 months ended March 31, 2003, was $3.60 per share compared to $3.74 per share for the same period of 2002. Earnings drivers for the period included the positive operating performance of PPL's electricity distribution company in the United Kingdom and improved margins on wholesale energy sales from the company's generating assets in Montana. These earnings improvements were offset by lower energy margins in the Northeastern United States, the dilutive effects of additional common shares outstanding, lower pension income and additional operating and maintenance expenses on new generating facilities.

3


RECONCILIATION OF CORE EARNINGS & REPORTED EARNINGS

                                                       Three Months Ended March      Twelve Months Ended
                                                              March 31,                    March 31,
                                                          2003          2002         2003          2002

Earnings per share - Core Operations                      $1.06        $1.03         $3.60        $3.74

  Unusual Items:
      Accounting method change- asset                      0.37                       0.40
           retirement obligations
      Goodwill impairment                                              (1.02)                     (1.03)
      CEMAR impairment                                                  (.03)        (0.60)       (1.50)
      CEMAR operating losses                                                         (0.14)
      Writedown of generation equipment                                              (0.17)
      Workforce reduction                                                            (0.28)
      Tax benefit - Teesside                                                          0.05
      Cancellation of generation projects                                                         (0.60)
      WPD impairment                                                                              (0.80)
      Impact of Enron bankruptcy                                                                  (0.19)
      Accounting method change - pensions                                                          0.07
                                                          -----        ------        ------      -------
   Total Unusual Items                                     0.37        (1.05)        (0.74)       (4.05)
                                                          -----        ------        ------      -------
Earnings (loss) per share - Reported                      $1.43        ($.02)        $2.86       ($0.31)
                                                          -----        ------        ------      -------


          PPL's 2003 forecast excludes any positive or negative impact of exiting its Brazilian investment, CEMAR, and is based on the following key developments or assumptions: current forward wholesale electricity prices; common stock issuances of $400 million; the addition to the company's balance sheet, in the third quarter, of the variable interest entities related to power plants that currently are reflected as operating leases; and, effective January 2003, the adoption of a new accounting rule addressing asset retirement obligations.

          PPL Corporation, headquartered in Allentown, Pa., controls about 11,500 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to customers in Pennsylvania, the United Kingdom and Latin America.

          (Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

          PPL INVITES INTERESTED PARTIES TO LISTEN TO THE LIVE INTERNET WEBCAST OF MANAGEMENT'S TELECONFERENCE WITH FINANCIAL ANALYSTS ABOUT FIRST-QUARTER FINANCIAL RESULTS AT 9 A.M. (EDT) ON TUESDAY, APRIL 29. THE TELECONFERENCE IS AVAILABLE ONLINE LIVE, IN AUDIO FORMAT, ON PPL'S INTERNET WEB SITE: www.pplweb.com. THE WEBCAST WILL BE AVAILABLE FOR REPLAY ON THE PPL WEB SITE FOR 30 DAYS. INTERESTED INDIVIDUALS ALSO CAN ACCESS THE LIVE CONFERENCE CALL VIA TELEPHONE AT 719-457-2679.

4


PPL CORPORATION AND SUBSIDIARY COMPANIES

            CONDENSED CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                           CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)


                                                       MARCH 31, 2003         DEC. 31, 2002(a)
                                                       --------------         ----------------
ASSETS
------
Cash                                                          $397                  $245
Other current assets                                         1,778                 1,615
Investments                                                    645                   656
Property, plant and equipment -- net
   Electric plant                                            9,244                 9,110
   Gas and oil plant                                           202                   201
   Other property                                              253                   252
                                                           -------               -------
                                                             9,699                 9,563
Recoverable transition costs                                 1,875                 1,946
Regulatory and other assets                                  1,579                 1,545
                                                           -------               -------
   Total assets                                            $15,973               $15,570
                                                           =======               =======

LIABILITIES AND EQUITY
----------------------
Short-term debt (including current portion of
   long-term debt)                                          $1,279                $1,309
Other current liabilities                                    1,373                 1,327
Long-term debt (less current portion)                        6,116                 5,901
Deferred income taxes and investment tax credits             2,393                 2,371
Other noncurrent liabilities                                 1,567                 1,659
Minority interest                                               34                    36
Company-obligated mandatorily redeemable securities            661                   661
Preferred stock                                                 82                    82
Earnings reinvested                                          1,187                 1,013
Other common equity                                          2,556                 2,493
Accumulated other comprehensive loss                          (439)                 (446)
Treasury stock                                                (836)                 (836)
                                                           -------               -------
   Total liabilities and equity                            $15,973               $15,570
                                                           =======               =======

(a) Certain amounts have been reclassified to conform to the current year presentation.

                     CONDENSED CONSOLIDATED INCOME STATEMENT
                  (MILLIONS OF DOLLARS, EXCEPT PER SHARE DATA)

                                                  3 MONTHS ENDED MARCH 31,      12 MONTHS ENDED MARCH 31,
                                                  ------------------------      -------------------------
                                                     2003         2002(a)          2003        2002(a)
                                                     ----         -------          -----       -------
OPERATING REVENUES
   Utility                                          $1,020         $951           $3,745       $3,158
   Unregulated retail electric and gas                  52           49              185          266
   Wholesale energy marketing                          298          193            1,141          930
   Net energy trading margins                           (7)          14               (2)          26
   Energy-related businesses                           124          147              536          666
                                                    ------       ------           ------       ------
                                                     1,487        1,354            5,605        5,046
                                                    ------       ------           ------       ------
OPERATING EXPENSES
   Fuel and purchased power                            499          345            1,654        1,419
   Other operation and maintenance                     278          274            1,136        1,084
   Amortization of recoverable transition costs         71           53              244          233
   Depreciation                                         96           86              377          285
   Energy-related businesses                           121          129              535          563
   Taxes, other than income                             65           61              236          175
   Other charges
      Write-down of international energy projects        0            6              107          342
      Workforce reduction                                0            0               75            0
       Cancellation of generation projects               0            0               44          150
                                                    ------       ------           ------       ------
                                                     1,130          954            4,408        4,251
                                                    ------       ------           ------       ------
OPERATING INCOME                                       357          400            1,197          795
Other income - net                                      10            7               35           18
Interest expense                                       108          130              537          412
                                                    ------       ------           ------       ------
INCOME BEFORE INCOME TAXES AND MINORITY
   INTEREST                                            259          277              695          401
Income taxes                                            69           86              193          221
Minority interest                                        1           26               53           22
                                                    ------       ------           ------       ------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE
   IN ACCOUNTING PRINCIPLES                            189          165              449          158
Cumulative effect of a change in accounting
   principles (net of tax)                              63         (150)              63         (140)
                                                    ------       ------           ------       ------
INCOME BEFORE DIVIDENDS AND DISTRIBUTIONS
   ON PREFERRED SECURITIES                             252           15              512           18
Dividends and distributions on preferred
   securities                                           13           18               62           64
                                                    ------       ------           ------       ------
NET INCOME (LOSS)                                     $239          ($3)            $450         ($46)
                                                    ======       ======           ======       ======

EARNINGS PER SHARE OF COMMON STOCK - BASIC
   Income from core operations (b)                   $1.06        $1.03            $3.61        $3.75
   Unusual items                                      0.37        (1.05)           (0.74)       (4.06)
                                                    ------       ------           ------       ------
   Net Income (loss)                                 $1.43       ($0.02)           $2.87       ($0.31)
                                                    ======       ======           ======       ======

EARNINGS PER SHARE OF COMMON STOCK - DILUTED
   Income from core operations (b)                   $1.06        $1.03            $3.60        $3.74
   Unusual items                                      0.37        (1.05)           (0.74)       (4.05)
                                                    ------       ------           -----        ------
   Net Income (loss)                                 $1.43       ($0.02)           $2.86       ($0.31)
                                                    ======       ======           ======       ======

AVERAGE SHARES OUTSTANDING (THOUSANDS)
   Basic                                           166,506      146,753          156,679      146,342
   Diluted                                         167,016      147,091          157,225      146,835

(a) Certain amounts have been reclassified to conform to the current year presentation.

(b) Income in the 2003 and 2002 periods was impacted by several unusual items, as described in the text and tables of this news release. Income from core operations excludes the impact of these unusual items.

6


                                 KEY INDICATORS


FINANCIAL
                                                   12 MONTHS ENDED        12 MONTHS ENDED
                                                    MARCH 31, 2003         MARCH 31, 2002
                                                   ---------------        ---------------

Dividends declared per share                                $1.465            $1.155
Book value per share (a)                                    $14.71            $12.33
Market price per share (a)                                  $35.61            $39.61
Dividend yield (a)                                            4.1%              2.9%
Dividend payout ratio (b)                                      51%               (d)
Dividend payout ratio - core operations (b)(c)                 41%               31%
Price/earnings ratio (a)(b)                                   12.5               (d)
Price/earnings ratio - core operations (a)(b)(c)               9.9              10.6
Return on average common equity                             20.93%            -2.17%
Return on average common equity - core
   operations (c)                                           20.91%            24.34%

(a)  End of period.

(b)  Based on diluted earnings per share.

(c) Calculated using income from core operations, which excludes the impact of unusual items, as described in the text and tables of this news release.

(d) Calculation not meaningful due to net loss for the 12 months ended March 31, 2002.



OPERATING - DOMESTIC ELECTRICITY SALES

                                   3 MONTHS ENDED MARCH 31,             12 MONTHS ENDED MARCH 31,
                                   ------------------------             -------------------------

(millions of kwh)                                      PERCENT                             PERCENT
                                   2003      2002      CHANGE          2003       2002     CHANGE
                                   ----      ----      ------          ----       ----     ------

Retail
   Delivered (a)                 10,002     9,107        9.8%        36,003     33,869       6.3%
   Supplied                      10,256     9,632        6.5%        37,445     36,508       2.6%

Wholesale
   East                           7,031     4,619       52.2%        27,328     18,500      47.7%
   West
       NorthWestern /
          Montana Power (b)         827     1,366      (39.5%)        3,820      4,885     (21.8%)
       Other                      2,189     1,664       31.6%         8,420      4,756      77.0%

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory.

(b) NorthWestern Corporation purchased The Montana Power Company's electric delivery business in February 2002, including Montana Power's rights under a power supply agreement with PPL Montana that expired on June 30, 2002. In July 2002, PPL EnergyPlus, on behalf of PPL Montana, began selling energy to NorthWestern Corporation under a new five-year agreement.

          Income from core operations excludes the impact of unusual items. Income from core operations should not be considered as an alternative to net income, which is an indicator of operating performance determined in accordance with GAAP. PPL believes that income from core operations, although a non-GAAP

7


measure, is also useful and meaningful to investors because it provides them with PPL's underlying earnings performance as another criterion in making their investment decisions. PPL's management also uses income from core operations in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

Certain statements contained in this news release, including statements with respect to future earnings, energy prices, securities offerings, accounting treatment, and corporate strategy, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in states, regions and countries where PPL Corporation or its subsidiaries conduct business; receipt of necessary governmental permits and approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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